UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
July 11, 2014
Date of Report (Date of earliest event reported)

SOLARWINDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34358	73-1559348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7171 Southwest Parkway
Building 400
Austin, Texas 78735
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Director

On July 11, 2014, the Board of Directors (the “Board”) of SolarWinds, Inc. (the “Company”) appointed Paul Cormier as a member of the Board. The Board has designated Mr. Cormier as a Class I director to stand for election at the Company’s 2016 annual meeting of stockholders. The Board determined that Mr. Cormier qualifies as independent under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission and the applicable listing standards of the New York Stock Exchange. The Board has not yet appointed Mr. Cormier to serve on any of its committees.
Mr. Cormier participates in the Company’s director compensation plan for non-employee directors, which makes him eligible for the compensation described below under the caption “Director Compensation Plan” in this Form 8-K. Pursuant to the plan, Mr. Cormier received an initial equity grant on July 11, 2014 consisting of (i) an option to purchase 13,262 shares of the Company’s common stock and (ii) 5,938 restricted stock units.

Director Compensation Plan

The Company's director compensation plan provides for the following compensation for its non-employee directors effective as of May 15, 2014:

General Board member retainer	$45,000
Lead Independent Director retainer	$25,000
Audit Committee Chair retainer	$26,000
Compensation Committee Chair retainer	$20,000
Nominating and Governance Committee Chair retainer	$12,000
Audit Committee member retainer	$13,000
Compensation Committee member retainer	$10,000
Nominating and Governance Committee member retainer	$6,000
Initial equity grant	$450,000 value (50% stock options and 50% restricted stock units) (1)(2)
Annual equity grant	$350,000 (50% stock options and 50% restricted stock units) (1)(3)

(1)
The number of options granted will be calculated using the fair value of the options as calculated on the date of grant using the Black-Scholes valuation method. All options granted shall have an exercise price equal to the closing price per share of the Company's common stock on the date of grant. The number of restricted stock units granted will be calculated using the closing price of a single share of the Company's common stock on the date of grant.

(2)
Grant is awarded on or about the date on which such person first becomes a non-employee director. This initial equity grant applies only to non-employee directors becoming a director after the effective date of the revised director compensation plan. One-third of each stock option vests on the first anniversary of the grant date, with the remainder vesting ratably over the next 24 months, subject to continued service through each applicable date. One-third of each restricted stock unit vests on each of the first three anniversaries of the grant date, subject to continued service through each applicable date.

(3)
Grant is awarded to continuing directors on each date of our annual meeting of stockholders if, as of such date, a director has served on the Board for at least the preceding six (6) months. Each equity award will fully vest on the earlier of (i) the date of the next year’s annual stockholder meeting and (ii) December 31 of the calendar year following the calendar year in which the award is granted, subject to continued service through the applicable date.

Each of the above retainers is paid on a quarterly basis based on the director's service period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS, INC.

Dated:	July 15, 2014	By:	/s/ KEVIN B. THOMPSON

Kevin B. Thompson
President and Chief Executive Officer